                                                                    EXHIBIT 10.6

                                ESCROW AGREEMENT
                                ----------------

     AGREEMENT, dated as of the 27th day of January, 1997 and effective as of the Effective Date, as defined herein, by and among American Stock Transfer & Trust Company, a New York corporation (hereinafter referred to as the "Escrow Agent"), Notify Corporation, a California corporation (the "Company"), and the shareholders of the Company who have executed this agreement (hereinafter collectively called the "Shareholders").

     WHEREAS, the Company contemplates a public offering ("Public Offering") of Units ("Units"), each Unit consisting of one share of its Common Stock, $.001 par value (the "Common Stock") one redeemable Class A Warrant (the "Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant") through D.H. Blair Investment Banking Corp. as underwriter (the "Underwriter") pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 to be filed with the Securities and Exchange Commission ("SEC"); and

     WHEREAS, the Shareholders have agreed to deposit in escrow an aggregate of 1,374,546 shares of Common Stock, upon the terms and conditions set forth herein.

     In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

     1. The Shareholders and the Company hereby appoint American Stock Transfer & Trust Company as Escrow Agent and agree that the Shareholders will, prior to the filing of the Registration Statement relating to the Public Offering, deliver to the Escrow Agent to hold in accordance with the provisions hereof, certificates representing an aggregate of 1,374,545 shares of Common Stock owned of record by the Shareholders in the respective amounts set forth on Exhibit A hereto (the
                                                    ---------
"Escrow Shares"), together with stock powers executed in blank. The Escrow Agent, by its execution and delivery of this Agreement hereby acknowledges receipt of the Escrow Shares and accepts its appointment as Escrow Agent to hold the Escrow Shares in escrow, upon the terms, provisions and conditions hereof.

     2. This Agreement shall become effective upon the date on which the Securities and Exchange Commission declares effective the Registration Statement ("Effective Date") and shall continue in effect until the earlier of (i) the date specified in paragraph 4(e) hereof or (ii) the distribution by the Escrow Agent of all of the Escrow Shares in accordance with the terms hereof (the "Termination Date"). The period of time from the Effective Date until the Termination Date is referred to herein as the "Escrow Period."

     3. During the Escrow Period, the Escrow Agent shall receive all of the money, securities, rights or property distributed in respect of the Escrow Shares then held in escrow, including any such property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, such property to be held and distributed as herein provided and hereinafter referred to collectively as the "Escrow Property."

     4. (a) The Escrow Shares are subject to release to the Shareholders only in the event the conditions set forth herein are met. The Escrow Agent, upon notice to such effect from the Company as provided in paragraph 5 hereof, shall deliver 687,273 of the Escrow

Shares and the Escrow Property deposited in escrow with respect to such Escrow Shares, to the respective Shareholders, if, and only if, one of the following conditions is met:

               (i) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited and determined by the Company's independent public accountants) (the "Minimum Pretax Income") amounts to at least $1.4 million for either the fiscal year ending on September 30, 1998 or for the fiscal year ending on September 30, 1999; or

               (ii) the Minimum Pretax Income amounts to at least $2.3 million for the fiscal year ending on September 30, 2000; or

               (iii) the Minimum Pretax Income amounts to at least $3.4 million for the fiscal year ending on September 30, 2001; or

               (iv) the Minimum Pretax Income amounts to at least $4.5 million for the fiscal year ending on September 30, 2002; or

               (v) the Minimum Pretax Income amounts to at least $6.8 million for the fiscal year ending on September 30, 2003; or

               (vi) commencing at the Effective Date and ending 18 months after the Effective Date, the Bid Price of the Company's Common Stock shall average in excess of $12.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days; or

               (vii) commencing 18 months from the Effective Date and ending 36 months after the Effective Date, the Bid Price shall average in excess of $15.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days.

               (viii) the Company is acquired by or merged into another entity in a transaction in which shareholders of the Company receive per share consideration at least equal to the level set forth in (vi) above.

          (b) The Escrow Agent, upon notice to such effect from the Company as provided in paragraph 5 hereof, shall deliver the remaining 687,273 Escrow Shares, together with stock powers executed in blank, and the Escrow Property deposited in escrow with respect to such Escrow Shares, to the respective Shareholders, if, and only if, one of the following conditions is met:


               (i) the Minimum Pretax Income amounts to at least $2.3 million for either the fiscal year ending on September 30, 1998 or for the fiscal year ending on September 30, 1999; or

               (ii) the Minimum Pretax Income amounts to at least $3.4 million for the fiscal year ending on September 30, 2000; or

               (iii) the Minimum Pretax Income amounts to at least $4.5 million for the fiscal year ending on September 30, 2001; or

               (iv) the Minimum Pretax Income amounts to at least $5.6 million for the fiscal year ending on September 30, 2002; or

               (v) the Minimum Pretax Income amounts to at least $7.9 million for the fiscal year ending on September 30, 2003; and

               (vi) commencing at the Effective Date and ending 18 months after the Effective Date, the Bid Price of the Company's Common Stock shall average in excess of $13.30 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days; or

               (vii) commencing 18 months from the Effective Date and ending 36 months after the Effective Date, the Bid Price shall average in excess of $16.75 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days.

               (viii) the Company is acquired by or merged into another entity in a transaction in which shareholders of the Company receive per share consideration at least equal to the level set forth in (vi) above.

          (c) As used in this Section 4, the term "Closing Price" shall be subject to adjustments in the event of any stock dividend, stock distribution, stock split or other similar event and shall mean:

               (i) If the principal market for the Common Stock is a national securities exchange or the Nasdaq National Market, the closing sales price of the Common Stock as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market; or

               (ii) if the principal market for the Common Stock is not a national securities exchange or the Nasdaq National Market and the Common Stock is quoted on the Nasdaq SmallCap Market, the closing bid price of the Common Stock as quoted on the Nasdaq SmallCap Market; or

               (iii) if the principal market for the Common Stock is not a national securities exchange or the Nasdaq National Market and the Common Stock is not quoted on the Nasdaq SmallCap Market, the closing bid for the Common Stock as reported by the National Quotation Bureau, Inc. ("NQB") or at least two market makers in the Common Stock if quotations are not available from NQB but are available from market makers.

          (d) The determination of Minimum Pretax Income shall be determined by the Company's independent public accountants in accordance with U.S. generally accepted accounting principles provided that such determination is calculated exclusive of any extraordinary earnings or charges (including any charges incurred by the Company in connection with the release from escrow of the Escrow Shares and any Escrow Property in respect thereof pursuant to the provisions of this paragraph 4).

          (e) In the event of any issuance (such issuance being herein called a "Change of Shares") of additional shares of Common Stock (or securities convertible into or exchangeable for Common Stock without the payment of additional consideration, referred to as "Convertible Securities") after the Effective Date, then each of the Minimum Pretax Income amounts set forth in subparagraph (a) above shall be increased to an amount (the "Adjusted Minimum Pretax Income") calculated in accordance with the formula set forth in subparagraph (ii) below.

               (i) For purposes of the foregoing paragraph, a Change of Shares shall exclude shares of Common Stock sold in the Public Offering, Common Stock or Convertible Securities issued in connection with a stock split or stock dividend or distribution, and Common Stock issued upon the exercise of options or warrants granted prior to the effective date, but shall include any shares of Common Stock or Convertible Securities that are issued upon the exercise of the Class A Warrants, the Class B Warrants or any other options or warrants granted after the Effective Date by the Company.

               (ii) Each Adjusted Minimum Pretax Income amount shall be calculated by multiplying the applicable Minimum Pretax Income amount prior to the Change of Shares by a fraction, the numerator of which shall be the weighted average number of shares of Common Stock outstanding during the fiscal year for which the determination is being made (including the Escrow Shares, any shares of Common Stock issuable upon the conversion of any Convertible Securities and any shares of Common Stock issuable upon the exercise of warrants and options outstanding immediately prior to the effective date, but excluding treasury stock), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the Effective Date (including the Escrow Shares and any shares of Common Stock issuable upon the conversion of Convertible Securities or the exercise of warrants and options outstanding immediately prior to the Effective

                        Date) plus (y) the number of shares of Common Stock sold by the Company pursuant to the Prospectus included in the Registration Statement, after adjustment for any stock dividends, stock splits or similar events. The Adjusted Minimum Pretax Income amounts shall be calculated successively whenever such a Change of Shares occurs.

          (f) If the Escrow Agent has not received the notice provided for in Paragraph 5 hereof on or prior to December 31, 2002, the Escrow Agent shall deliver the certificates representing the remaining Escrow Shares, together with stock powers executed in blank, and any related Escrow Property to the Company to be placed in the Company's treasury for cancellation thereof as a contribution to capital. After such date, the Shareholders shall have no further rights as a shareholder of the Company with respect to any of the canceled Escrow Shares.

     5. Upon the occurrence or satisfaction of any of the events or conditions specified in Paragraph 4 hereof, the Company shall promptly give appropriate notice to the Escrow Agent, the Underwriter (and if the transfer agent of the Company's Common Stock is different from the Escrow Agent, such transfer agent) and present such documentation as is reasonably required by the Escrow Agent to evidence the satisfaction of such conditions.

     6. It is understood and agreed by the parties to this Agreement as follows:

          (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

          (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it or of the

Escrow Shares or any related Escrow Property other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

          (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

          (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

          (e) The Company agrees (i) to pay the Escrow Agent's reasonable fees and to reimburse it for its reasonable expenses including attorney's fees incurred in connection with duties hereunder and (ii) to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. The obligation of the Escrow Agent to deliver the Escrow Shares to either the Shareholders or the Company shall be subject to the prior satisfaction upon demand from the Escrow Agent, of the Company's obligations to so save harmless, indemnify and defend the Escrow Agent and to reimburse the Escrow Agent or otherwise pay its fees and expenses hereunder.

          (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by the Shareholders and indemnified to the Escrow Agent's satisfaction against the cost and expense of such defense by the party requesting such defense. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to given notice of such proceeding to the Shareholders and the Company. The Escrow Agent shall not be required to institute legal proceedings of any kind.

          (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the term of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

          (h) The Escrow Agent may resign as such hereunder by giving 30 days written notice thereof to the Shareholders and the Company. Within 20 days after receipt of such notice, the Shareholders and the Company shall furnish to the Escrow Agent written instructions for the release of the Escrow Shares and any related Escrow Property (if such shares and property, if any, have not yet been released pursuant to Paragraph 4 hereof) to a substitute Escrow Agent which (whether designated by written instructions from the Shareholders and the Company jointly or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow Agent) shall be a bank or trust company organized and doing business under the laws of the United States or any state thereof. Such substitute Escrow Agent shall thereafter hold any Escrow Shares and any related Escrow Property received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all shares then held in escrow according to such written instruction or upon such delivery as herein provided. This Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Company.

     7. The Shareholders shall have the sole power to vote the Escrow Shares and any securities deposited in escrow under this Agreement while they are being held pursuant to this Agreement.

     8. (a) Each of the Shareholders agrees that during the term of this Agreement he will not sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the Escrow Shares set forth opposite his name on Exhibit A hereto, unless and until the Company shall have
                     ---------
given the notice as provided in Paragraph 5. This restriction shall not be applicable to transfers upon death, by operation of law, to family members of the Shareholders or to any trust for the benefit of the Shareholders, provided that such transferees agree to be bound by the provisions of this Agreement.

         (b) The Shareholders will take any action necessary or appropriate, including the execution of any further documents or agreements, in order to effectuate the transfer of the Escrow Shares to the Company if required pursuant to the provisions of this Agreement.

     9. Each of the certificates representing the Escrow Shares will bear legends to the following effect, as well as any other legends required by applicable law:

         (a) "The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of the shares evidenced by this certificate are restricted by and are subject to all of the terms, conditions and provisions of a certain Escrow Agreement entered into among D.H. Blair Investment Banking Corp., Notify Corporation and its Shareholders, dated as of January 27 , 1997, a copy of which may be obtained from the Notify Corporation. No transfer, sale or other disposition of these shares may be made unless specific conditions of such agreement are satisfied.

         (b) "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under said act, or the Company is furnished with an opinion of counsel satisfactory in form and substance to it that such registration is not required."

          Upon execution of this Agreement, the Company shall direct the transfer agent for the Company to place stop transfer orders with respect to the Escrow Shares and to maintain such orders in effect until the transfer agent and the Underwriter shall have received written notice from the Company as provided in Paragraph 5.

     10. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:

               (i)      If to the Company, to:
                        Notify Corporation
                        1054 South De Anza Blvd., Suite 105

                        San Jose, California 95129
                        Attn: Paul F. DePond

               (ii) If to the Shareholders to their respective addresses as set forth on Exhibit A hereto.

               (iii)    If to the Escrow Agent, to:
                        American Stock Transfer & Trust Company
                        40 Wall Street
                        New York, New York 10005

               (iv)     If to the Underwriter, to:
                        D.H. Blair Investment Banking Corp.
                        44 Wall Street
                        New York, New York 10005
                        Attn:  Martin A.  Bell, Esq.
                        Fax:  212-514-7837

All notices, instructions or certificates given hereunder to the Escrow Agent shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received upon personal delivery or transmission by fax or, if mailed, five (5) calendar days after mailing by the Escrow Agent.

          A copy of all communications sent to the Company, the Shareholders or the Escrow Agent shall be sent by ordinary mail to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attention: Henry P. Massey, Jr., Esq. A copy of all communications sent to the Underwriter shall be sent by ordinary mail to Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, NY 10017, Attention: Fran Stoller, Esq.

     11. Except as set forth in paragraph 12 hereof, this Agreement may not be modified, altered or amended in any material respect or cancelled or terminated except with the prior consent of the holders of all of the outstanding shares of Common Stock of the Company.

     12. In the event that (i) the Registration Statement is not declared effective by the SEC within one year from the date of the filing of the Registration Statement with the SEC or (ii) the Public Offering is not consummated within twenty-five (25) days of the Effective Date of the Registration Statement, this Agreement shall terminate and be of no further force and effect and the Escrow Agent, upon written notice from both the Company and the Underwriter in accordance with paragraph 10 hereof of such termination, will return the Escrow Shares and any Escrow Property in respect thereof to the Shareholders.

     13. This Agreement shall be governed by and construed in accordance with the laws of New York and shall be binding upon and inure to the benefit of all parties hereto and their respective successors in interest and assigns.

     14. This Agreement may be executed in several counterparts, which taken together shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

NOTIFY CORPORATION


By: _________________________

Title: ______________________


AMERICAN STOCK TRANSFER
 & TRUST COMPANY



By: _________________________

Title: ______________________


SHAREHOLDER

_____________________________

_____________________________
(Name, printed or typed)

Name and title of signatory if signatory is an entity

_____________________________

_____________________________


                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                   EXHIBIT A
                              NOTIFY CORPORATION


             SHAREHOLDER               ESCROW SHARES  ESCROW WARRANTS

Dr. Charles Afeman                            18,901                0
6832 Highland Road
Baton Rouge, LA  70808

Ms. Mary Aull                                 25,201                0
6 Pyixe Lane
San Carlos, CA  94070

Mr. Mike Ballard                              39,712            4,154
10020 Chapel Road
Potomac, MD  20854

Mr. Joel Baudouin                              1,444              414
765 Live Oak Avenue, Apt. F
Menlo Park, CA  94025

Mr. Barry Bellue                              29,611                0
2601 East Lakeshore
Baton Rouge, LA  70808

Dr. Joel Birnbaum                              3,572            1,038
27760 Edgerton Road
Los Altos Hills, CA  94022

Mr. Donald Blockhas                            5,040                0
One First Street, Suite 11
Los Altos, CA  94022

Ms. Sheila Breeding                            3,533            1,038
875 Garden Drive
San Jose, CA  95126

Mr. David Brewer                              12,600                0
Hanabusa Investments
1442 Harker Ave.
Palo Alto, CA  94301-3426


             SHAREHOLDER               ESCROW SHARES  ESCROW WARRANTS

UMB Bank N.A. Trustee to the                   2,520                0
Brobeck, Phleger & Harrison
Retirement Savings Plan FBO
Gari Cheever
Brobeck, Phleger & Harrison
2200 Geng Road
Palo Alto, CA  94303

Mr. William Cook                               6,825                0
1615 Bel Air Avenue
San Jose, CA  95126

Mr. Richard Crandall                               0            2,520
555 Briarwood Circle
Ann Arbor, MI  48108

Mr. Paul De Zan                               25,201            3,150
124 Bloomfield Rd.
Burlingame, CA  94010

Mr. Paul DePond                              187,014           60,396
431 Fulton Road
San Mateo, CA  94402

Paul F. DePond                               126,011                0
Smith Barney as IRA Custodian
 Account 504-66920-17-050
431 Fulton Road
San Mateo, CA  94402

Mr. Thomas Frazer                             18,901                0
1450 Knollwood Dr.
Baton Rouge, LA  70808

Mr. Paul Fries                                 2,520                0
1075 Jessica Drive
Livermore, CA  94550

Mr. Mark Hanson                                3,780                0
507 Cornell Ave.
San Mateo, CA  94402



             SHAREHOLDER               ESCROW SHARES  ESCROW WARRANTS

Ms. Donna Helliwell                            3,938                0
1761 Killdear Court
Sunnyvale, CA  94087

Mr. Mark Hoenig                                6,300                0
7821 Oxbow Lane
Dublin, CA  94568

Smith Barney IRA Custodian FBO                12,600                0
 Charles House
22 Preston Road
Woodside, CA  94062

Mr. Lars Karlsson                             18,901            9,450
12251 Menalto Drive
Los Altos, CA  94022

Mr. Stephen La Vaute                           6,300                0
13561 Hill Way
Los Altos Hills, CA  94022

Mr. Gaylan Larson                            149,616                0
899 Boulder Drive
San Jose, CA  95132

Mr. Arthur Laursen                             6,300            3,150
116 Winover Dr.
Danville, CA  94506

Mr. Vincent Pollicella                         5,040                0
Atlantis Investment Inc.
292 S. Main Street
Plymouth, Michigan  48170

Mr. Thomas Mancino                             9,927            1,038
2190 Washington St. # 901
San Francisco, CA  94109

Mr. David Markus                               3,150                0
215 North Santa Cruz
Los Gatos, CA  95030



             SHAREHOLDER               ESCROW SHARES  ESCROW WARRANTS

Henry P. Massey, Jr. & Mary Ann                7,750              414
Parker Massey Trustees, Massey
Family Trust U/A DTD 7/6/88
12670 Viscaino Ct.
Los Altos, CA  94022

Ms. Jacquelin McDonald                        64,915            4,154
SIPPL MacDonald Ventures, L.P.
5 Elder Court
Menlo Park, CA  94025

Mr. Tom McKinley                               6,300                0
PO Box 256
390 Fayette Rd
New Wilmington, PA  16142-0256

Ms. Vivian McNab                                 630                0
424 Dayton Ave.
Santa Cruz, CA  95051

The Living Trust of Stephens F.                6,300                0
Millard DTD 9/23/94
5 Fremontia St.
Portola Valley, CA  94028

Mr. John Montgomery                              646               41
1780 Bay Laurel Drive
Menlo Park, CA  94025

Mr. Tony Muller                                    0              544
Oakmead Investors
449 Los Pajaros Ct.
Los Altos, CA  94024

Mr. Mano Murthy                                5,040                0
1969 Vinehill Cir.
Fremont, CA  94539

Mr. Gregory Neal                               9,450                0
3994 Whinney Plc. Way
San Jose, CA  95121



             SHAREHOLDER               ESCROW SHARES  ESCROW WARRANTS

Mr. Norman Neuman                                  0            1,260
755 South Freer Road
Chelsea, MI  48118

Mr. Jeffery Parker                            11,927            1,306
Parker Family Limited Partnership
253 Meadowbrook Road
Weston, MA  02193-2465

Dr. Kirk Partick Jr.                          18,901                0
8012 Old Hamond Hwy
Baton Rouge, LA  70809

Mr. Richard Pierce                             1,890                0
100 Drake Landing Rd.
Suite 300
Green Brae, CA  94904

Mr. Richard Preis                             12,600                0
4911 Claycut Rd.
Baton Rouge, LA  70806-7120

Mr. Robert Puette                              6,300                0
12342 Crayside Lane
Saratoga, CA  95070

Janardan Ramesh and Girja Ramesh,              2,520                0
as Trustees of the Ramesh Family
Trust, DTD 1/23/96
916 Bonneville Way
Sunnyvale, CA  94087

Mr. Gerald Rice                               52,364           15,751
3206 Upper Lock Ave.
Belmont, CA  94002

Mr. Scott Rowe                                   630                0
4225 Manuela Ave.
Palo Alto, CA  94306

Mr. Fred Silva                                31,502                0
1665 Ebbets Dr.
Campbell, CA  95008



             SHAREHOLDER               ESCROW SHARES  ESCROW WARRANTS

Mr. Michael Smith                             32,456            2,077
12418 Beauchamps Lane
Saratoga, CA  95070

Piper Jaffray as Custodian FBO Gene            6,300                0
F. Straube IRA Account 560-64596
81 Faxton Road
Atherton, CA  94027

Mr. Richard Vaccarello                         6,300                0
13562 Toni Ann Pl.
Saratoga, CA  95070

Mr. Joseph Vitorino                            2,520                0
1631 Mt. Rainier Ave.
Milpitas, CA  95035

Mr. John Wakerly                              14,747            9,450
373 Foxborough Dr.
Mountain View, CA  94041-1603

Wakerly Trust Agreement DTD                   18,361            4,154
June 10, 1996
373 Foxborough Dr.
Mountain View, CA  94041-1603

Mr. Donald Walker                                  0            1,260
5951 Fox Hollow Ct.
Ann  Arbor, MI  48105

Mr. David Welling                             87,945                0
20 Shoshone Place
Portola Valley, CA  94028

Mr. Samuel Wood                               42,659                0
12648 La Cresta Court
Los Altos Hills, CA  94022

Mr. David Yewell                              13,861                0
26885 Taaffe Road
Los Altos Hills, CA  94022



             SHAREHOLDER               ESCROW SHARES  ESCROW WARRANTS

Ms. Sara Yu                                      630                0
c/o Notify Corporation
1054 South De Anza Blvd., Suite 105
San Jose, CA  95129

Mr. Paul Ziemba                                2,520                0
118 Saint Francis St.
Redwood City, CA  94062

Ms. Dana Zink                                 45,364                0
Bayview Investors, Ltd
Attn:  Michael Stark
555 California Street
San Francisco, CA  94104

      TOTALS                               1,247,786          126,759